UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 24, 2013

Tesla Motors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 8.01 of this Current Report on Form 8-K under the headings “Additional Note Hedge Transactions” and “Additional Warrant Transactions” is incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 8.01of this Current Report on Form 8-K under the headings “Additional Warrant Transactions” and “Completion of Private Placement of Common Stock” is incorporated by reference into this Item 3.02.

Item 8.01	Other Events

On May 24, 2013, Goldman, Sachs & Co. notified Tesla Motors, Inc. (the “Company”) of its exercise in full of its option to purchase 509,069 shares (the “Option Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), and Goldman, Sachs & Co., Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC notified the Company of their exercise in full of their option to purchase $60.0 million aggregate principal amount (the “Option Notes”) of the Company’s 1.50% Convertible Senior Notes due June 1, 2018 (the “Notes”), in each case pursuant to the applicable underwriting agreement with the Company relating to the Company’s underwritten public offerings of Common Stock and Notes pursuant to a Registration Statement on Form S-3 (File No. 333-188625) (the “Registration Statement”) and a related prospectus, including the related prospectus supplements, filed with the Securities and Exchange Commission (the “Commission”). On May 30, 2013, the Company closed the offerings of the Option Shares and Option Notes.

In connection with these offerings, the legal opinion as to the legality of the Option Shares and Option Notes sold is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Additional Note Hedge Transactions

On May 24, 2013, in connection with the offering of the Option Notes, the Company entered into note hedge transactions with affiliates of each of Goldman, Sachs & Co. and Morgan Stanley & Co. LLC (the “Hedge Counterparties”) pursuant to call option confirmations in substantially the form of Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The note hedge transactions are expected generally to reduce the potential dilution to the Common Stock and/or offset potential cash payments in excess of the principal amount upon any conversion of the Option Notes in the event that the market value per share of the Common Stock, as measured under the terms of the note hedge transactions, is greater than the strike price of the note hedge transactions (which corresponds to the initial conversion price of the Notes and is subject to certain adjustments substantially similar to those contained in the Notes). On May 30, 2013, at the closing of the offering of the Option Notes, the Company paid an aggregate amount of approximately $16.1 million to the Hedge Counterparties for the note hedge transactions.

Additional Warrant Transactions

On May 24, 2013, in connection with the offering of the Option Notes and in order to partially offset the cost of the note hedge transactions relating to the Option Notes, the Company entered into warrant confirmations with the Hedge Counterparties in substantially the form of Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference, pursuant to which the Company issued certain warrants (the “Additional Warrants”). The Additional Warrants allow the Hedge Counterparties to acquire, subject to anti-dilution adjustments, up to approximately 482,000 shares of Common Stock at a strike price of $184.48 per share, also subject to adjustment. The Additional Warrants would separately have a dilutive effect to the extent that the market value per share of the Common Stock exceeds the applicable strike price of the Additional Warrants. The Additional Warrants were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of

1933, as amended (the “Securities Act”). The Additional Warrants are separate transactions, entered into by the Company with the Hedge Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Additional Warrants. On May 30, 2013, at the closing of the offering of the Option Notes, the Company received aggregate proceeds of approximately $10.9 million from the sale of the Additional Warrants to the Hedge Counterparties.

Completion of Private Placement of Common Stock

On May 30, 2013, the Company closed its issuance and sale of 596,272 shares of Common Stock to the Elon Musk Revocable Trust dated July 22, 2003, an entity affiliated with Elon Musk, the Company’s Chief Executive Officer and cofounder, for an aggregate purchase price of approximately $55.0 million. The purchase price per share in the private placement was $92.24, which is equal to the purchase price per share to the public of Common Stock issued and sold pursuant to the Registration Statement. The shares were sold pursuant to the exemption provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.1	Form of Call Option Confirmation (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 22, 2013).

10.2	Form of Warrant Confirmation (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on May 22, 2013).

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA MOTORS, INC.

By:	/s/ Deepak Ahuja
Deepak Ahuja Chief Financial Officer

Date: May 30, 2013

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.1	Form of Call Option Confirmation (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 22, 2013).

10.2	Form of Warrant Confirmation (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on May 22, 2013).

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).